EXHIBIT 10.10(f)
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                           [Company Type] EMPLOYEE
                        [Year] UNIT OPTION AGREEMENT
                        -----------------------------


      THIS AGREEMENT is made and entered into as of the [Day] day of [Month], [Year] between [Fname] [Minitial] [Lname], an individual
("Optionholder"), and [Intro];

      WHEREAS, the AMLI Residential Properties Option Plan (the "Plan") was adopted on February 15, 1994 by AMLI Residential Properties Trust ("AMLI"), the AMLI Residential Properties, L.P. (the "Partnership") and certain other "Affiliated Companies" (as defined in the Plan) to enable AMLI, the Partnership and the Affiliated Companies to attract, retain and motivate individuals to perform services as trustees, officers, employees or service providers to AMLI or the Affiliated Companies by providing for or increasing the opportunity for such individuals to share in the growth and success of the Affiliated Companies through obtaining proprietary interests in AMLI and the Partnership; and

      WHEREAS, Pursuant to Article 3 of the Plan, the Board of Directors of the Company, which is one of the Affiliated Companies, has granted Optionholder options to purchase limited partnership interests in the Partnership ("Units") in accordance with the terms and conditions of this Agreement and the Partnership and Optionholder desire to document the grant of such options;

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and legal consideration, the receipt and legal sufficiency of which is hereby acknowledged by the parties, it is hereby agreed as follows:

1. OPTION AWARD; PRICE: The Partnership hereby grants to Optionholder the right to purchase up to [Options Acquired] Units at a price of $[Options Price] per Unit (the "[Year] Options").

2. VESTING RULES: The [Year] Options granted hereunder shall vest on the earlier to occur of the following dates (the "Vesting Date"):

      (a) One third of the [Year] Options on each of the third, fourth and fifth anniversary of the date of this Agreement, provided that the Optionholder continues to be an employee of AMLI, the Partnership or another Affiliated Company on such date;

      (b) Optionholder's death while Optionholder is an employee of AMLI, the Partnership or another Affiliated Company or termination of Optionholder's employment by the Partnership, AMLI and all other Affiliated Companies by reason of Optionholder becoming disabled;

      (c) Optionholder's employment by the partnership, AMLI and all affiliated Companies is otherwise terminated by the employer unless such termination is for cause;

      (d)   In the event of a Change in Control.

      If the terms of the Optionholder's employment are now or in the future become subject to a written employment agreement containing a change in control provision, the applicable change in control provisions included in such employment agreement are incorporated herein by reference into this definition and supersede this definition of change in control.




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      "Change in Control" shall mean the occurrence of the following:

            (i)   Any Person other than:

                  (1) A trustee or other fiduciary of securities held under an employee benefit plan of the REIT or an employee benefit plan of an Affiliate of the REIT;

                  (2) A corporation or trust owned, directly or indirectly, by the present shareholders on the Effective Date of the REIT in substantially the same proportions as their ownership of the REIT;

                  (3) Any Person in which the Employee has a substantial (10% or greater) equity interest;

                  (4)   , the Employee, or their respective families; or

                  (5) A Person that acquires Shares pursuant to a Business Combination (as defined below) which is approved by the shareholders of the REIT and which complies with subparagraph (iv) of this definition;

      is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Shares representing 25% or more of the total voting power of the REIT's then outstanding shares of beneficial interest, or of 25% or more of the then outstanding Units of the Operating Partnership;

            (ii) A tender offer is made for the shares of beneficial interest of the REIT and the Person making the offer owns or has accepted for payment Shares representing 25% or more of the total voting power of the REIT's then outstanding shares of beneficial interest, or of 25% or more of the then outstanding Units of the Operating Partnership;

            (iii) The majority of the REIT's Board of Trustees consists of individuals other than Incumbent Trustees, which term means the members of the REIT's Board of Trustees on the date of this Agreement; provided that any individual becoming a Trustee subsequent to such date whose election or nomination for election was supported by 2/3 of the Trustees who then comprised Incumbent Trustees shall be considered to be an Incumbent Trustee; or

            (iv) The shareholders of the REIT approve a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, the REIT, or the Operating Partnership (a "Business Combination") with or to any other Person (other than the Employee) other than a Business Combination which (a) would not result in any Person (other than Employee) owning, directly or indirectly, 50% or more of the combined voting power of the REIT's or such surviving entity's outstanding voting securities, or of the Operating Partnership's Units, immediately after such Business Combination.












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      For purposes of this Paragraph, "Person" means an individual, corporation, partnership, trust, unincorporated association or any other legal entity, and collectively shall include any group of two or more Persons acting in concert. "Affiliate" with regard to a Person, means a Person that controls or is controlled by such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliates" and "Affiliated" shall have correlative meanings. For purposes of this Paragraph, neither the Company, the REIT, nor the Operating Partnership shall be deemed an Affiliate of the Employee. "Shares" means the Common Shares,
      together with the Preferred Shares, of the REIT.   "Common Shares"
      means common shares of beneficial interest of the REIT, par value $0.01 per share. "Preferred Shares" means the preferred shares of beneficial interest of the REIT, par value $0.01 per share. "Unit" means a unit of limited partnership interest in the Operating Partnership;

      or

      (e) Optionholder retires as an employee of the Partnership, AMLI or another Affiliated Company having reached the age of at least 62 and having been an employee of AMLI, the Partnership, another Affiliated Company , or a combination thereof, for not less that 10 years.

3. EXERCISE/PAYMENT: The [Year] Options which have become vested may be exercised in whole or in part (provided that they may not be exercised as to any partial Unit) by delivery prior to the Expiration date of written notice to the Company's Legal Department which describes the [Year] Options being exercised by number and in sufficient detail to permit the Legal Department to verify their existence and that they are vested, and to verify the availability of seasoned shares in the event of a cashless exercise. Optionholder shall satisfy all other pre-clearance and/or exercise requirements or procedures in place at the time of the exercise. Payment of the full purchase price for the Units being purchased shall be made to the Partnership within 3 business days after the delivery of the notice of exercise. Payment shall be made by cash, wire transfer or bank check.

4. EXPIRATION DATE: The [Year] Options shall expire and shall not thereafter be exercisable at the close of business at 5 p.m. Chicago time on the "Expiration Date" which shall be the earlier to occur of the following dates (or if such date is not a business day, on the last business day preceding such date):

      (a)   The tenth anniversary of the date of this Agreement, or

      (b) 12 months after Optionholder dies or otherwise ceases to be an employee of AMLI and all Affiliated Companies.

5. NON TRANSFERABLE: The [Year] Options are not transferable but may only be exercised by Optionholder or Optionholder's legal representative.

6. TERMS OF PLAN: Any provision of this Agreement to the contrary notwithstanding, the terms of the Plan shall govern the [Year] Options, and this Agreement is subject in all respects to the terms and conditions of the Plan. Any capitalized term used but not defined herein shall have the meaning set forth in the Plan.

7. INCOME TAX STATUS: The [Year] Options are Nonqualified Options under the terms of the Plan.





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      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


      [Company]


      [Member]                      [Fname] [Minitial] [LName]
                                    ------------------------------
                                    (Optionholder's Name)
      By:
            -----------------------


                                    ------------------------------
                                    (Signature of Optionholder)






















































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